Exhibit 99.1

FORT TECHNOLOGY INC.

3292 Production Way, Suite 501
Burnaby, British Columbia V5A 4R4

March 3, 2026

VIA EDGAR

Division of Corporation Finance

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re: Fort Technology Inc. – Registration Statement on Form 20-F

Registrant’s Representation under Item 8.A.4 of Form 20-F (“Item 8.A.4”)

Fort Technology Inc., a foreign private issuer incorporated in under the laws of the Province of British Columbia, Canada (the “Company”), is making this representation in connection with the Company’s filing on the date hereof of its registration statement on Form 20-F (the “Registration Statement”) relating to a proposed initial public offering in the United States of the Company’s common shares.

The Company has included in the Registration Statement its audited financial statements as of December 31, 2024 and for the fiscal years ended December 31, 2024 and 2023, and unaudited interim financial statements as of September 30, 2025, and for each of the nine-month periods ended September 30, 2025 and 2024.

Item 8.A.4 of Form 20-F states that in the case of a company’s initial public offering, the registration statement on Form 20-F must contain audited financial statements as of a date not older than 12 months from the date of the offering unless a representation is made pursuant to Instruction 2 to Item 8.A.4. The Company is making this representation pursuant to Instruction 2 to Item 8.A.4, as amended and in effect as of the date hereof, which provides that a company may instead comply with the 15-month requirement “if the company is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship.”

The Company hereby represents that:

1.	The Company is not required by any jurisdiction outside the United States to prepare, and has not prepared, financial statements audited under any generally accepted auditing standards for any interim period subsequent to December 31, 2024.

2.	Compliance with Item 8.A.4 at present is impracticable and involves undue hardship for the Company.

3.	The Company does not anticipate that its audited financial statements for the fiscal year ended December 31, 2025 will be available until April 2026.

4.	In no event will the Company seek effectiveness of its Registration Statement on Form 20-F if its audited financial statements are older than 15 months at the time of the offering.

The Company is filing this representation as an exhibit to the Registration Statement on 20-F pursuant to Instruction 2 to Item 8.A.4.

Fort Technology Inc.

/s/ Gabriel Kabazo
By:	Gabriel Kabazo
Title:	Chief Executive Officer